EXHIBIT 3(j)

CERTIFICATE OF ELIMINATION OF
PARTICIPATING CUMULATIVE PREFERRED STOCK
OF TEXAS INSTRUMENTS INCORPORATED

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Texas Instruments Incorporated, a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:
1. That the Company filed on June 22, 1988 in the office of the
Secretary of State of Delaware, a Certificate of Designation, which established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions, of the
Company's Participating Cumulative Preferred Stock.
2. That no shares of said Participating Cumulative Preferred Stock are outstanding and no shares thereof will be issued.
3. That, at a duly called meeting of the Board of Directors of the
Company, the following resolution was adopted:
RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to file a Certificate with the office of the Secretary of State of Delaware setting forth a copy of this resolution whereupon all reference to the Participating Cumulative
Preferred Stock, as established by a Certificate of Designation filed in the office of the Secretary of State of Delaware on June
22, 1988, no shares of which are outstanding and no shares of which will be issued, shall be eliminated from the Restated Certificate of
Incorporation, as amended, of the Company.

4. That accordingly, all references to the Participating Cumulative
Preferred Stock of the Company be, and it hereby is, eliminated from the
Restated Certificate of Incorporation, as amended, of the Company.

IN WITNESS WHEREOF, TEXAS INSTRUMENTS INCORPORATED has caused this
Certificate to be signed by Richard J. Agnich, Senior Vice President, and attested by O. Wayne Coon, its Assistant Secretary, as of this 18th day of
June 1998.

TEXAS INSTRUMENTS INCORPORATED

By: /s/ RICHARD J. AGNICH
----------------------------
Richard J. Agnich
Senior Vice President